EXHIBIT 5.1 and 23.1

May 23, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	Wolverine World Wide, Inc. Registration Statement on Form S-8 Wolverine World Wide, Inc. Amended and Restated Outside Directors' Deferred Compensation Plan (the "Plan")

Dear Sir or Madam:

                    We represent Wolverine World Wide, Inc., a Delaware corporation (the "Company"), with respect to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed pursuant to the Securities Act of 1933 (the "Act") to register 400,000 shares of Common Stock.

                    As counsel for the Company, we are familiar with its Certificate of Incorporation and Bylaws and have reviewed the various proceedings taken by the Company to authorize the issuance of the Common Stock to be issued pursuant to the Registration Statement. We have also reviewed and assisted in preparing the Registration Statement. In our review, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

                    On the basis of the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, any and all shares of Common Stock which are the subject of the Registration Statement will, when issued pursuant to the terms of the Plan, be legally issued, fully paid and nonassessable.

Securities and Exchange Commission
May 23, 2002

_______________________________

                    We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8 covering the Common Stock to be issued pursuant to the Amended and Restated Outside Directors' Deferred Compensation Plan.

Very truly yours, WARNER NORCROSS & JUDD LLP

By:	/s/ Jeffrey A. Ott
Jeffrey A. Ott A Partner